Exhibit 99.1
[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS BANK REPORTS FOURTH QUARTER 2022 NET INCOME OF $9.9 MILLION
-- Loan growth, net interest margin expansion, and strong asset quality support continued tangible book value growth --
MADISON, Wis., January 26, 2023 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) reported quarterly net income available to common shareholders of $9.9 million, or $1.18 diluted earnings per share. This compares to net income available to common shareholders of $10.6 million, or $1.25 per share, in the third quarter of 2022 and $8.6 million, or $1.01 per share, in the fourth quarter of 2021. For the full year 2022, the Company reported net income available to common shareholders of $40.2 million, or $4.75 per share, compared to $35.8 million, or $4.17 per share, in 2021.
“Excellent execution across our commercial lending businesses continued through the fourth quarter, highlighted by 20% annualized loan growth,” Chief Executive Officer Corey Chambas said. “The impact of rising rates and strong balance sheet management, contributed to record net interest margin of 4.15%. We believe our core net interest margin will remain relatively stable in the near-term given the current interest rate environment. We bolstered our funding position with solid in-market deposit expansion, along with the use of wholesale deposits as part of our long-held strategy to match-fund our fixed rate loans.” Chambas added, “This important component of our interest rate risk management strategy resulted in favorable margin expansion compared to peer banks. Outstanding execution led to growth in tangible book value per share of 9% for the year, which compares very favorably to the industry. We enter 2023 with expectations for double-digit loan, deposit, and revenue growth, driving strong earnings performance.”

Quarterly Highlights
•Robust Loan Growth. Loans, excluding net Paycheck Protection Program (“PPP”) loans, grew $114.2 million, or 19.6% annualized, from the third quarter of 2022 and $230.4 million, or 10.4%, from the fourth quarter of 2021, reflecting balanced growth across the Company’s commercial and industrial (“C&I”) and commercial real estate (“CRE”) portfolios.
•Strong Deposit Growth. Total deposits grew to $2.168 billion, increasing 15.5% annualized from the linked quarter and 10.7% from the fourth quarter of 2021. In-market deposits grew to $1.966 billion, up $36.7 million, or 7.6% annualized, from the linked quarter.
•Record Net Interest Income. Net interest income grew to a record $27.5 million, increasing $1.6 million, or 6.1%, from the linked quarter and $6.5 million, or 31.2%, from the prior year quarter. This was driven by a combination of 11.6% annualized increase in average loans and leases as well as a record net interest margin of 4.15%.
•Exceptional Asset Quality. Continued positive asset quality trends resulted in non-performing assets of $3.8 million, measuring a historically low of 0.13% of total assets and improving from 0.25% of total assets on December 31, 2021.
•Tangible Book Value Growth. The Company’s strong earnings generation produced a 17.0% annualized increase in tangible book value per share compared to the linked quarter and 8.6% compared to the prior year quarter.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net interest income	$27,452	$25,884	$20,924	$98,422	$84,662
Adjusted non-interest income (1)	6,164	8,197	7,569	28,619	28,071
Operating revenue (1)	33,616	34,081	28,493	127,041	112,733
Operating expense (1)	20,658	19,925	17,644	79,155	71,571
Pre-tax, pre-provision adjusted earnings (1)	12,958	14,156	10,849	47,886	41,162
Less:
Provision for loan and lease losses	702	12	(508)	(3,868)	(5,803)
Net loss on foreclosed properties	22	7	7	49	15
Amortization of other intangible assets	—	—	2	—	25
Contribution to First Business Charitable Foundation	809	—	—	809	—
SBA recourse (benefit) provision	(322)	96	(122)	(188)	(76)
Tax credit investment impairment recovery	—	—	—	(351)	—
Add:
Bank-owned life insurance claim	809	—	—	809	—
Net gain on sale of securities	—	—	—	—	29
Income before income tax expense	12,556	14,041	11,470	52,244	47,030
Income tax expense	2,400	3,215	2,879	11,386	11,275
Net income	$10,156	$10,826	$8,591	$40,858	$35,755
Preferred stock dividends	219	218	—	683	—
Net income available to common shareholders	$9,937	$10,608	$8,591	$40,175	$35,755
Earnings per share, diluted	$1.18	$1.25	$1.01	$4.75	$4.17
Book value per share	$29.74	$28.58	$27.48	$29.74	$27.48
Tangible book value per share (1)	$28.28	$27.13	$26.03	$28.28	$26.03

Net interest margin (2)	4.15%	4.01%	3.39%	3.82%	3.44%
Adjusted net interest margin (1)(2)	3.94%	3.89%	3.23%	3.64%	3.21%
Fee income ratio (non-interest income / total revenue)	20.26%	24.05%	26.56%	23.02%	24.92%
Efficiency ratio (1)	61.45%	58.46%	61.92%	62.31%	63.49%
Return on average assets (2)	1.39%	1.54%	1.32%	1.46%	1.37%
Pre-tax, pre-provision adjusted return on average assets (1)(2)	1.81%	2.05%	1.66%	1.74%	1.58%
Return on average common equity (2)	16.26%	17.44%	15.04%	16.79%	16.21%

Period-end loans and leases receivable	$2,443,066	$2,330,700	$2,239,408	$2,443,066	$2,239,408
Average loans and leases receivable	$2,384,091	$2,316,621	$2,179,769	$2,304,990	$2,179,154
Period-end in-market deposits	$1,965,970	$1,929,224	$1,928,285	$1,965,970	$1,928,285
Average in-market deposits	$1,950,625	$1,930,995	$1,866,875	$1,928,815	$1,784,302
Allowance for loan and lease losses	$24,230	$24,143	$24,336	$24,230	$24,336
Non-performing assets	$3,754	$3,796	$6,522	$3,754	$6,522
Allowance for loan and lease losses as a percent of total gross loans and leases	0.99%	1.04%	1.09%	0.99%	1.09%
Non-performing assets as a percent of total assets	0.13%	0.13%	0.25%	0.13%	0.25%
(1)This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
(2)Calculation is annualized.

Quarterly Financial Results - Excluding PPP Loans, Interest Income, and Fees

(Unaudited)	As of and for the Three Months Ended			As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net interest income	$27,444	$25,812	$19,898	$97,816	$75,826
Adjusted non-interest income (1)	6,164	8,197	7,569	28,619	28,071
Operating revenue (1)	33,608	34,009	27,467	126,435	103,897
Operating expense (1)	20,658	19,925	17,644	79,155	71,571
Pre-tax, pre-provision adjusted earnings (1)	$12,950	$14,084	$9,823	$47,280	$32,326

Net interest margin (2)	4.15%	4.00%	3.29%	3.81%	3.29%
Fee income ratio (non-interest income / total revenue)	20.26%	24.10%	27.56%	23.13%	27.04%
Efficiency ratio (1)	61.47%	58.59%	64.24%	62.61%	68.89%
Pre-tax, pre-provision adjusted return on average assets (1)(2)	1.81%	2.05%	1.53%	1.72%	1.32%

Period-end loans and leases receivable	$2,442,560	$2,328,376	$2,212,111	$2,442,560	$2,212,111
Average loans and leases receivable	$2,381,958	$2,312,116	$2,126,846	$2,295,250	$2,026,890
Allowance for loan and lease losses as a percent of total gross loans and leases	0.99%	1.04%	1.10%	0.99%	1.10%
Non-performing assets as a percent of total assets	0.13%	0.13%	0.25%	0.13%	0.25%
(1)This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
(2)Calculation is annualized.

Fourth Quarter 2022 Compared to Third Quarter 2022
Net interest income increased $1.6 million, or 6.1%, to $27.5 million.
•Net interest income growth was driven by an increase in both average loans and leases and in fees in lieu of interest combined with net interest margin expansion. Average loans and leases receivable increased $67.5 million, or 11.6% annualized, to $2.384 billion. Fees in lieu of interest, which can vary from quarter to quarter based on client-driven activity, totaled $1.3 million, compared to $807,000 in the prior quarter. Excluding fees in lieu of interest and interest income from PPP loans, net interest income increased $1.1 million, or 17.0% annualized.
•The yield on average interest-earning assets increased 87 basis points to 5.79% from 4.92%. Excluding average net PPP loans, PPP loan interest income, and fees in lieu of interest, the yield earned on average interest-earning assets increased 79 basis points to 5.59% from 4.80%.
•The rate paid for average interest-bearing, in-market deposits increased 113 basis points to 2.01% from 0.88%. The rate paid for average total bank funding increased 78 basis points to 1.67% from 0.89%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) advances. The daily average effective federal funds rate increased 147 basis points compared to the linked quarter, which equates to a total bank funding beta of 53.1% for the three months ended December 31, 2022.
•Net interest margin was 4.15%, up 14 basis points compared to 4.01% in the linked quarter. Adjusted net interest margin1 was 3.94%, up 5 basis points compared to 3.89% in the linked quarter. Net interest margin expansion was due to an
1 Adjusted net interest margin is a non-GAAP measure representing net interest income excluding fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less average net PPP loans and other recurring, but volatile, components of average interest-earning assets.

increase in fees of lieu of interest and the beta on interest earning assets exceeding the total bank funding beta.
•The Bank maintains an asset-sensitive balance sheet and ended the quarter positioned for net interest income to continue to benefit from rising rates. However, the Bank anticipates deposit betas will continue to rise at a greater rate, and adjusted net interest margin may begin to decline at a gradual pace in coming quarters.
The Bank reported a provision expense of $702,000, compared to $12,000 in the third quarter of 2022.
•The provision for loan and lease losses expense in the fourth quarter of 2022 was primarily due to net charge offs of $615,000 and an increase of $982,000 in the general reserve due to loan growth, partially offset by a $930,000 decrease in the general reserve due to a decrease in the historical loss factor as elevated losses during the Great Recession fall outside the model look-back period.
•The Bank adopted ASU No. 2016-13, “Financial Instruments- Credit Losses (Topic 326)", which is often referred to as CECL, on January 1, 2023.
Non-interest income decreased $1.2 million, or 14.9%, to $7.0 million.
•Private Wealth and Retirement assets (“Private Wealth”) fee income decreased $48,000, or 1.8% to $2.6 million. Private Wealth assets under management and administration measured $2.660 billion at December 31, 2022, up $167.4 million from the third quarter, with a majority of the growth occurring late in the fourth quarter.
•Gains on sale of Small Business Administration (“SBA”) loans decreased $463,000, or 63.3%, to $269,000. Premiums on the sale of SBA loans sold decreased compared to prior quarter and the Company elected to hold a higher proportion of SBA loans on its balance sheet in the current interest rate environment.
•Commercial loan swap fee income increased $415,000, or 121.7%, to $756,000. Swap fee income can vary from period to period based on loan activity and the interest rate environment.
•Service charges on deposits decreased $227,000, or 22.3%, to $791,000, driven by an increase in the earnings credit rate commensurate with the rising rate environment.
•Other fee income decreased $934,000 to $1.7 million, compared to $2.7 million in the third quarter. The decrease was primarily due to lower returns on the Company’s investments in mezzanine funds and lower income in the equipment financing business line. The fourth quarter decrease was partially offset by the recognition of a $809,000 bank-owned life insurance claim. Income on mezzanine funds can vary from period to period based on changes in the value of underlying investments.
Non-interest expense increased $1.1 million, or 5.7%, to $21.2 million, while operating expense increased $733,000, or 3.7%, to $20.7 million.
•Compensation expense was $15.3 million, reflecting an increase of $450,000, or 3.0%, from the linked quarter due to a $347,000 adjustment to the annual cash incentive bonus program accrual driven by above-target current year performance, as well as expanded hiring to support the Bank’s growth plans. The Bank’s compensation philosophy is to provide base salaries competitive with the market. To stay competitive in the tight labor market, the Company increased its base salaries consistent with 2021. Average full-time equivalents (FTEs) for the fourth quarter of 2022 were 336, up three from 333 in the linked quarter.
•Equipment expense increased $106,000, or 41.9%, to $359,000 from the linked quarter primarily due to one-time costs associated with an office relocation.
•Occupancy expense increased $103,000, or 18.2%, to $669,000 from the linked quarter primarily due to an office relocation and one-time costs associated with building repairs.
•Other non-interest expense increased $354,000, or 62.2%, to $923,000 from the linked quarter primarily due to a non-recurring contribution to the First Business Charitable Foundation totaling $809,000 during the fourth quarter partially offset by a recourse release of $322,000 and a swap credit valuation benefit of $153,000.

Income tax expense decreased $815,000, or 25.3%, to $2.4 million. The effective tax rate was 19.1% for the three months ended December 31, 2022, compared to 22.9% for the linked quarter. The three months ended December 31, 2022 benefited from low income housing tax credits and a state return amendment. The Company expects to report an effective tax rate of 21-22% for 2023.
Total period-end loans and leases receivable increased $112.4 million, or 19.3% annualized, to $2.443 billion. Excluding net PPP loans, total period-end loans and leases receivable increased $114.2 million, or 19.6% annualized.
•Commercial real estate loans increased by $57.0 million, or 15.4% annualized, to $1.542 billion, compared to $1.485 billion. Growth spanned all commercial real estate categories, led by increases in non-owner occupied and multi-family loans.
•C&I loans increased $52.2 million, or 26.4% annualized, to $841.2 million, compared to $789.0 million. Excluding PPP loans, C&I loans increased $54.0 million, or 27.6% annualized, due to growth across products and geographies.
Total period-end in-market deposits increased $36.7 million, or 7.6% annualized, to $1.966 billion, compared to $1.929 billion. The average rate paid was 1.43%, up 82 basis points from 0.61% in the third quarter.
Period-end wholesale funding, including FHLB advances, brokered deposits, and deposits gathered through internet deposit listing services, increased $82.5 million to $618.6 million.
•Wholesale deposits increased $43.9 million to $202.2 million, compared to $158.3 million as the Bank continued to replace FHLB advances with wholesale deposits. The increase in wholesale funding is consistent with the Company’s long-held philosophy to manage interest rate risk by utilizing the most efficient and cost-effective source of wholesale funds to match-fund our fixed-rate loan portfolio. The average rate paid on wholesale deposits increased 120 basis points to 3.66% and the weighted average original maturity increased to 2.1 years from 0.3 years.
•FHLB advances increased $38.6 million to $416.4 million. The average rate paid on FHLB advances increased 20 basis points to 2.21% and the weighted average original maturity decreased to 3.7 years from 4.8 years.
Non-performing assets were $3.8 million, or 0.13% of total assets in both periods of comparison.
The allowance for loan and lease losses increased $87,000, or 0.4%, as increases in the general reserve from loan growth and net charge-offs were partially offset by a decrease in the general reserve due to a change in loss factors derived from the historical look-back period. The allowance for loan and lease losses as a percent of total gross loans and leases was 0.99% compared to 1.04% in the third quarter.

Fourth Quarter 2022 Compared to Fourth Quarter 2021
Net interest income increased $6.5 million, or 31.2%, to $27.5 million.
•The increase in net interest income primarily reflects an increase in average gross loans and leases and net interest margin expansion, partially offset by lower fees in lieu of interest. Fees in lieu of interest decreased from $1.7 million to $1.3 million, primarily due to a $889,000 reduction in PPP loan fee amortization. Excluding fees in lieu of interest and interest income from PPP loans, net interest income increased $7.0 million, or 36.9%. Excluding net PPP loans, average gross loans and leases increased $255.1 million, or 12.0%.
•Net interest margin increased 76 basis points to 4.15% from 3.39%. Adjusted net interest margin increased 71 basis points to 3.94% from 3.23%.
•The yield on average interest-earning assets measured 5.79% compared to 3.81%. Excluding fees in lieu of interest, PPP loan interest income, and net PPP loans, the yield on average interest-earning assets measured 5.59%, compared to 3.60%. This increase in yield was primarily due to the increase in short-term market rates and the reinvestment of cash flows from the securities and fixed rate loan portfolios in a rising rate environment.
•The rate paid for average interest-bearing in-market deposits increased 183 basis points to 2.01% from 0.18%. The rate paid for average total bank funding increased 124 basis points to 1.67% from 0.33%.
The Company reported a provision expense of $702,000, compared to a provision benefit of $508,000 in the fourth quarter of 2021 primarily due to an increase in net charge-offs in the current quarter and improvement in subjective factors in the prior year quarter.
Non-interest income of $7.0 million decreased by $596,000, or 7.9%, from $7.6 million in the prior year period.
•Private Wealth fee income decreased $304,000, or 10.6%, to $2.6 million, due to a decline in market values. Private Wealth assets under management and administration measured $2.660 billion at December 31, 2022, down $260.7 million, or 8.9%.

•Gain on sale of SBA loans decreased $773,000, or 74.2%, to $269,000. Premiums on the sale and notional value of SBA loans sold decreased compared to prior year quarter, as the Company elected to hold a higher proportion of SBA loans on its balance sheet in the current interest rate environment.
•Service charges on deposits decreased $232,000, or 22.7%, to $791,000. The reasons for the decrease are consistent with the explanations discussed above in the linked quarter analysis.
•Loan fees of $847,000 increased by $168,000, or 24.7%, primarily due to an increase in C&I lending activity.
•Other fee income increased $473,000, or 37.4%, to $1.7 million, due to the recognition of a $809,000 bank owned life insurance death benefit, partially offset by lower returns on the Company’s investments in mezzanine funds. Income on mezzanine funds can vary from period to period based on changes in the value of underlying investments.
Non-interest expense increased $3.6 million, or 20.7%, to $21.2 million. Operating expense increased $3.0 million, or 17.1%, to $20.7 million.
•Compensation expense increased $2.8 million, or 22.7%, to $15.3 million. Average FTEs increased 12% to 336 in the fourth quarter of 2022, compared to 301 in the fourth quarter of 2021. The increase in compensation expense was mainly due to an increase in average FTEs, annual merit increases and promotions, and an increase in incentive compensation due to outstanding company performance.
•Full year 2022 compensation included a $6.7 million annual incentive compensation accrual, which exceeded the Company’s target payout by $2.5 million.
•Professional fees increased $277,000, or 29.7%, to $1.2 million, primarily due to a general increase in other professional consulting services associated with various projects and an increase in audit expenses.
•Equipment expense increased $136,000, or 61.0%, to $359,000. The reasons for the increase in equipment expense are consistent with the explanations discussed above in the linked quarter analysis.
•Occupancy expense increased $118,000, or 21.4%, to $669,000. The reasons for the increase in occupancy expense are consistent with the explanations discussed above in the linked quarter analysis.
•Other non-interest expense increased $94,000, or 11.3%, to $923,000 primarily due to a non-recurring charitable contribution totaling $809,000 during the fourth quarter partially offset by a reduction in expenses related to swap credit valuations and recourse provision.
Total period-end loans and leases receivable increased $203.7 million, or 9.1%, to $2.443 billion. Excluding net PPP loans, total period-end loans and leases receivable increased $230.4 million, or 10.4%, to $2.443 billion.
•C&I loans increased $110.4 million, or 15.1% to $841.2 million. Excluding PPP loans, C&I loans increased $137.7 million, or 19.6%, to $840.6 million due to growth across categories and geographies.
•CRE loans increased $87.3 million, or 6.0%, to $1.542 billion, due to increases in most CRE categories.
Total period-end in-market deposits increased $37.7 million, or 2.0%, to $1.966 billion, and the average rate paid increased 130 basis points to 1.43%. The increase in in-market deposits was principally due to a $99.7 million increase in certificates of deposit, partially offset by a $55.9 million decline in money market accounts.
Period-end wholesale funding increased $220.2 million to $618.6 million.
•Wholesale deposits increased $172.6 million to $202.2 million, as the Bank utilized more wholesale deposits in lieu of short-term FHLB advances. The average rate paid on brokered certificates of deposit increased 263 basis points to 3.66% and the weighted average original maturity decreased to 2.1 years from 3.8 years.
•FHLB advances increased $47.6 million to $416.4 million. The average rate paid on FHLB advances increased 91 basis points to 2.21% and the weighted average original maturity decreased to 3.7 years from 5.9 years.
Non-performing assets decreased to $3.8 million, or 0.13% of total assets, compared to $6.5 million, or 0.25% of total assets.
The allowance for loan and lease losses decreased $106,000 to $24.2 million, compared to $24.3 million. The allowance for loan and lease losses as a percent of total gross loans and leases was 0.99%, compared to 1.09%.

Paycheck Protection Program
As of December 31, 2022, the Company had $554,000 in gross PPP loans outstanding and deferred processing fees outstanding of $48,000. The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness, as an adjustment of yield using the interest method. During the three and twelve months ended December 31, 2022, the Company recognized $3,000 and $509,000 of PPP processing fees in interest income, respectively, compared to

$892,000 and $7.3 million for the three and twelve months ended December 31, 2021. The SBA provides a guaranty to the lender of 100% of principal and interest unless the lender violated an obligation under the agreement.
Share Repurchase Program Update
As previously announced, effective March 4, 2022, the Company’s Board of Directors authorized the repurchase by the Company of shares of its common stock with a maximum aggregate purchase price of $5.0 million, effective March 4, 2022 through March 4, 2023. As of December 16, 2022, the Company had completed the share repurchase program, purchasing a total of 142,074 shares for approximately $5.0 million at an average cost of $35.14 per share.

About First Business Financial Services, Inc.
First Business Financial Services, Inc., (Nasdaq: FBIZ) is the parent company of First Business Bank. First Business Bank specializes in business banking, including commercial banking and specialized lending, private wealth, and bank consulting services, and through its refined focus, delivers unmatched expertise, accessibility, and responsiveness. Specialized lending solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. For additional information, visit firstbusiness.bank.
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:
•Adverse changes in the economy or business conditions, either nationally or in our markets including, without limitation, inflation, supply chain issues, labor shortages, and the adverse effects of the COVID-19 pandemic on the global, national, and local economy.
•Competitive pressures among depository and other financial institutions nationally and in the Company’s markets.
•Increases in defaults by borrowers and other delinquencies.
•Management’s ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems.
•Fluctuations in interest rates and market prices.
•Changes in legislative or regulatory requirements applicable to the Company and its subsidiaries.
•Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•Fraud, including client and system failure or breaches of our network security, including the Company’s internet banking activities.
•Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Edward G. Sloane, Jr.
Chief Financial Officer
608-232-5970
esloane@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$102,682	$110,965	$95,484	$95,603	$57,110
Securities available-for-sale, at fair value	212,024	196,566	208,643	223,631	205,702
Securities held-to-maturity, at amortized cost	12,635	13,531	13,968	17,267	19,746
Loans held for sale	2,632	773	2,256	2,418	3,570
Loans and leases receivable	2,443,066	2,330,700	2,290,100	2,251,249	2,239,408
Allowance for loan and lease losses	(24,230)	(24,143)	(24,104)	(23,669)	(24,336)
Loans and leases receivable, net	2,418,836	2,306,557	2,265,996	2,227,580	2,215,072
Premises and equipment, net	4,340	3,143	1,899	1,621	1,694
Foreclosed properties	95	151	124	117	164
Right-of-use assets	7,690	5,424	5,772	6,118	4,910
Bank-owned life insurance	54,018	54,683	54,324	53,974	53,600
Federal Home Loan Bank stock, at cost	17,812	15,701	22,959	12,863	13,336
Goodwill and other intangible assets	12,159	12,218	12,262	12,184	12,268
Derivatives	68,581	73,718	44,461	26,890	26,343
Accrued interest receivable and other assets	63,107	57,372	48,868	43,816	39,390
Total assets	$2,976,611	$2,850,802	$2,777,016	$2,724,082	$2,652,905
Liabilities and Stockholders’ Equity
In-market deposits	$1,965,970	$1,929,224	$1,857,010	$2,011,373	$1,928,285
Wholesale deposits	202,236	158,321	12,321	12,321	29,638
Total deposits	2,168,206	2,087,545	1,869,331	2,023,694	1,957,923
Federal Home Loan Bank advances and other borrowings	456,808	420,297	596,642	414,487	403,451
Junior subordinated notes	—	—	—	—	10,076
Lease liabilities	10,175	6,827	7,207	7,580	5,406
Derivatives	61,419	66,162	40,357	24,961	28,283
Accrued interest payable and other liabilities	19,363	16,967	13,556	8,309	15,344
Total liabilities	2,715,971	2,597,798	2,527,093	2,479,031	2,420,483
Total stockholders’ equity	260,640	253,004	249,923	245,051	232,422
Total liabilities and stockholders’ equity	$2,976,611	$2,850,802	$2,777,016	$2,724,082	$2,652,905

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Total interest income	$38,319	$31,786	$27,031	$24,235	$23,576	$121,371	$95,995
Total interest expense	10,867	5,902	3,371	2,809	2,652	22,949	11,333
Net interest income	27,452	25,884	23,660	21,426	20,924	98,422	84,662
Provision for loan and lease losses	702	12	(3,727)	(855)	(508)	(3,868)	(5,803)
Net interest income after provision for loan and lease losses	26,750	25,872	27,387	22,281	21,432	102,290	90,465
Private wealth management service fees	2,570	2,618	2,852	2,841	2,874	10,881	10,784
Gain on sale of SBA loans	269	732	951	585	1,042	2,537	4,044
Service charges on deposits	791	1,018	1,041	999	1,023	3,849	3,837
Loan fees	847	814	697	652	679	3,010	2,506
Net gain on sale of securities	—	—	—	—	—	—	29
Swap fees	756	341	471	225	684	1,793	1,368
Other non-interest income	1,740	2,674	860	2,084	1,267	7,358	5,532
Total non-interest income	6,973	8,197	6,872	7,386	7,569	29,428	28,100
Compensation	15,267	14,817	14,020	13,638	12,447	57,742	51,710
Occupancy	669	566	568	555	551	2,358	2,180
Professional fees	1,210	1,203	1,298	1,170	933	4,881	3,736
Data processing	806	719	892	780	773	3,197	3,087
Marketing	641	543	670	500	548	2,354	2,022
Equipment	359	253	235	244	223	1,091	990
Computer software	1,089	1,128	1,117	1,082	1,017	4,416	4,260
FDIC insurance	203	230	296	313	210	1,042	1,143
Other non-interest expense	923	569	360	541	829	2,393	2,407
Total non-interest expense	21,167	20,028	19,456	18,823	17,531	79,474	71,535
Income before income tax expense	12,556	14,041	14,803	10,844	11,470	52,244	47,030
Income tax expense	2,400	3,215	3,599	2,172	2,879	11,386	11,275
Net income	$10,156	$10,826	$11,204	$8,672	$8,591	$40,858	$35,755
Preferred stock dividends	219	218	246	—	—	683	—
Net income available to common shareholders	$9,937	$10,608	$10,958	$8,672	$8,591	$40,175	$35,755
Per common share:
Basic earnings	$1.18	$1.25	$1.29	$1.02	$1.01	$4.75	$4.17
Diluted earnings	1.18	1.25	1.29	1.02	1.01	4.75	4.17
Dividends declared	0.1975	0.1975	0.1975	0.1975	0.18	0.79	0.72
Book value	29.74	28.58	28.08	27.46	27.48	29.74	27.48
Tangible book value	28.28	27.13	26.63	26.02	26.03	28.28	26.03
Weighted-average common shares outstanding(1)	8,180,531	8,230,902	8,225,838	8,232,142	8,228,311	8,226,943	8,314,921
Weighted-average diluted common shares outstanding(1)	8,180,531	8,230,902	8,225,838	8,232,142	8,228,311	8,226,943	8,314,921
(1)Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	December 31, 2022			September 30, 2022			December 31, 2021
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,515,975	$20,948	5.53%	$1,486,530	$17,280	4.65%	$1,417,498	$13,225	3.73%
Commercial and industrial loans(1)	806,019	14,816	7.35%	765,440	12,266	6.41%	702,108	8,711	4.96%
Direct financing leases(1)	13,747	156	4.54%	15,093	160	4.24%	17,662	200	4.53%
Consumer and other loans(1)	48,350	514	4.25%	49,558	468	3.78%	42,501	376	3.54%
Total loans and leases receivable(1)	2,384,091	36,434	6.11%	2,316,621	30,174	5.21%	2,179,769	22,512	4.13%
Mortgage-related securities(2)	164,120	1,008	2.46%	168,433	915	2.17%	170,002	677	1.59%
Other investment securities(3)	49,850	261	2.09%	51,812	250	1.93%	49,927	209	1.67%
FHLB stock	16,281	301	7.40%	18,167	289	6.36%	12,345	155	5.02%
Short-term investments	34,807	315	3.62%	27,912	158	2.26%	59,970	23	0.15%
Total interest-earning assets	2,649,149	38,319	5.79%	2,582,945	31,786	4.92%	2,472,013	23,576	3.81%
Non-interest-earning assets	218,326			176,016			140,892
Total assets	$2,867,475			$2,758,961			$2,612,905
Interest-bearing liabilities
Transaction accounts	$492,586	2,360	1.92%	$486,704	1,005	0.83%	$497,743	239	0.19%
Money market	748,502	3,784	2.02%	746,227	1,610	0.86%	749,247	321	0.17%
Certificates of deposit	148,949	849	2.28%	113,529	340	1.20%	42,507	36	0.34%
Wholesale deposits	128,908	1,180	3.66%	36,702	226	2.46%	62,342	161	1.03%
Total interest-bearing deposits	1,518,945	8,173	2.15%	1,383,162	3,181	0.92%	1,351,839	757	0.22%
FHLB advances	389,310	2,149	2.21%	432,528	2,173	2.01%	353,637	1,149	1.30%
Other borrowings	41,143	545	5.30%	42,800	548	5.12%	35,270	466	5.28%
Junior subordinated notes	—	—	—%	—	—	—%	10,073	280	11.12%
Total interest-bearing liabilities	1,949,398	10,867	2.23%	1,858,490	5,902	1.27%	1,750,819	2,652	0.61%
Non-interest-bearing demand deposit accounts	560,588			584,535			577,378
Other non-interest-bearing liabilities	100,998			60,705			56,280
Total liabilities	2,610,984			2,503,730			2,384,477
Stockholders’ equity	256,491			255,231			228,428
Total liabilities and stockholders’ equity	$2,867,475			$2,758,961			$2,612,905
Net interest income		$27,452			$25,884			$20,924
Interest rate spread			3.56%			3.65%			3.21%
Net interest-earning assets	$699,751			$724,455			$721,194
Net interest margin			4.15%			4.01%			3.39%
(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Year Ended
(Dollars in thousands)	December 31, 2022			December 31, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,484,239	$66,917	4.51%	$1,387,434	$51,930	3.74%
Commercial and industrial loans(1)	755,837	45,893	6.07%	727,923	37,470	5.15%
Direct financing leases(1)	15,219	682	4.48%	19,591	872	4.45%
Consumer and other loans(1)	49,695	1,876	3.78%	44,206	1,572	3.56%
Total loans and leases receivable(1)	2,304,990	115,368	5.01%	2,179,154	91,844	4.21%
Mortgage-related securities(2)	173,495	3,486	2.01%	159,242	2,633	1.65%
Other investment securities(3)	51,700	986	1.91%	44,739	777	1.74%
FHLB stock	16,462	989	6.01%	13,066	651	4.98%
Short-term investments	30,845	542	1.76%	64,308	90	0.14%
Total interest-earning assets	2,577,492	121,371	4.71%	2,460,509	95,995	3.90%
Non-interest-earning assets	175,424			144,499
Total assets	$2,752,916			$2,605,008
Interest-bearing liabilities
Transaction accounts	$503,668	3,963	0.79%	$506,693	988	0.19%
Money market	761,469	6,241	0.82%	693,608	1,183	0.17%
Certificates of deposit	97,448	1,358	1.39%	47,020	396	0.84%
Wholesale deposits	48,825	1,616	3.31%	119,831	986	0.82%
Total interest-bearing deposits	1,411,410	13,178	0.93%	1,367,152	3,553	0.26%
FHLB advances	414,191	7,024	1.70%	376,781	4,908	1.30%
Other borrowings	43,818	2,243	5.12%	31,935	1,759	5.51%
Junior subordinated notes(4)	2,429	504	20.75%	10,068	1,113	11.05%
Total interest-bearing liabilities	1,871,848	22,949	1.23%	1,785,936	11,333	0.63%
Non-interest-bearing demand deposit accounts	566,230			536,981
Other non-interest-bearing liabilities	65,611			61,580
Total liabilities	2,503,689			2,384,497
Stockholders’ equity	249,227			220,511
Total liabilities and stockholders’ equity	$2,752,916			$2,605,008
Net interest income		$98,422			$84,662
Interest rate spread			3.48%			3.27%
Net interest-earning assets	$705,644			$674,573
Net interest margin			3.82%			3.44%

(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)The calculation for the year ended December 31, 2022 includes $236,000 in accelerated amortization of debt issuance costs.

ASSET AND LIABILITY BETA ANALYSIS

	For the Three Months Ended					For the Year Ended
(Unaudited)	December 31, 2022	September 30, 2022		December 31, 2021		December 31, 2022	December 31, 2021
	Average Yield/Rate (3)	Average Yield/Rate (3)	Increase (Decrease)	Average Yield/Rate (3)	Increase (Decrease)	Average Yield/Rate	Average Yield/Rate	Increase (Decrease)
Total loans and leases receivable (a)	6.11%	5.21%	0.90%	4.13%	1.98%	5.01%	4.21%	0.80%
Total interest-earning assets(b)	5.79%	4.92%	0.87%	3.81%	1.98%	4.71%	3.90%	0.81%
Adjusted total loans and leases receivable (1)(c)	5.90%	5.08%	0.82%	3.89%	2.01%	4.79%	3.91%	0.88%
Adjusted total interest-earning assets (1)(d)	5.59%	4.80%	0.79%	3.60%	1.99%	4.52%	3.61%	0.91%
Total in-market deposits(e)	1.43%	0.61%	0.82%	0.13%	1.30%	0.60%	0.14%	0.46%
Total bank funding(f)	1.67%	0.89%	0.78%	0.33%	1.34%	0.84%	0.37%	0.47%
Net interest margin(g)	4.15%	4.01%	0.14%	3.39%	0.76%	3.82%	3.44%	0.38%
Adjusted net interest margin(h)	3.94%	3.89%	0.05%	3.23%	0.71%	3.64%	3.21%	0.43%

Effective fed funds rate (2)(i)	3.65%	2.18%	1.47%	0.09%	3.56%	1.69%	0.08%	1.61%

Beta Calculations:
Total loans and leases receivable(a)/(i)			61.42%		55.67%			49.69%
Total interest-earning assets(b)/(i)			58.74%		55.36%			50.15%
Adjusted total loans and leases receivable (1)(c)/(i)			55.61%		56.38%			54.66%
Adjusted total interest-earning assets (1)(d)/(i)			53.50%		56.05%			56.39%
Total in-market deposits(e/i)			55.78%		36.52%			28.57%
Total bank funding(f)/(i)			53.06%		37.64%			29.19%
Net interest margin(g/i)			9.52%		21.35%			23.60%
Adjusted Net interest margin(h/i)			3.40%		19.94%			26.71%

(1)Excluding average net PPP loans, PPP loan interest income, and fees in lieu of interest.
(2)Board of Governors of the Federal Reserve System (US), Effective Federal Funds Rate [DFF]. Retrieved from FRED, Federal Reserve Bank of St. Louis. Represents average daily rate.
(3)Represents annualized yields/rates.

PROVISION FOR LOAN AND LEASE LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Change in general reserve due to qualitative factor changes	$85	$132	$(185)	$(416)	$(805)	$(384)	$(426)
Change in general reserve due to historical loss factor changes	(930)	(940)	64	(206)	(862)	(2,012)	(4,456)
Charge-offs	818	54	85	22	106	979	3,508
Recoveries	(203)	(81)	(4,247)	(210)	(274)	(4,741)	(5,126)
Change in specific reserves on impaired loans, net	(50)	447	29	(280)	(64)	146	(2,175)
Change due to loan growth, net	982	400	527	235	1,391	2,144	2,872
Total provision for loan and lease losses	$702	$12	$(3,727)	$(855)	$(508)	$(3,868)	$(5,803)

PERFORMANCE RATIOS

	For the Three Months Ended					For the Year Ended
(Unaudited)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Return on average assets (annualized)	1.39%	1.54%	1.61%	1.30%	1.32%	1.46%	1.37%
Return on average common equity (annualized)	16.26%	17.44%	18.79%	14.70%	15.04%	16.79%	16.21%
Efficiency ratio	61.45%	58.46%	64.47%	65.55%	61.92%	62.31%	63.49%
Interest rate spread	3.56%	3.65%	3.51%	3.22%	3.21%	3.48%	3.27%
Net interest margin	4.15%	4.01%	3.71%	3.39%	3.39%	3.82%	3.44%
Average interest-earning assets to average interest-bearing liabilities	135.90%	138.98%	137.40%	138.64%	141.19%	137.70%	137.77%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Non-accrual loans and leases	$3,659	$3,645	$5,585	$5,617	$6,358
Foreclosed properties	95	151	124	117	164
Total non-performing assets	3,754	3,796	5,709	5,734	6,522
Performing troubled debt restructurings	156	172	188	203	217
Total impaired assets	$3,910	$3,968	$5,897	$5,937	$6,739

Non-accrual loans and leases as a percent of total gross loans and leases	0.15%	0.16%	0.24%	0.25%	0.28%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.15%	0.16%	0.25%	0.25%	0.29%
Non-performing assets as a percent of total assets	0.13%	0.13%	0.21%	0.21%	0.25%
Allowance for loan and lease losses as a percent of total gross loans and leases	0.99%	1.04%	1.05%	1.05%	1.09%
Allowance for loan and lease losses as a percent of non-accrual loans and leases	662.20%	662.36%	431.58%	421.38%	382.76%

ASSET QUALITY RATIOS - EXCLUDING NET PPP LOANS

(Unaudited)	As of
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Non-accrual loans and leases as a percent of total gross loans and leases	0.15%	0.16%	0.24%	0.25%	0.29%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.15%	0.16%	0.25%	0.26%	0.29%
Non-performing assets as a percent of total assets	0.13%	0.13%	0.21%	0.21%	0.25%
Allowance for loan and lease losses as a percent of total gross loans and leases	0.99%	1.04%	1.06%	1.06%	1.10%
PPP loans outstanding, net	$506	$2,324	$8,172	$18,206	$27,297

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Charge-offs	$818	$54	$85	$22	$106	$979	$3,508
Recoveries	(203)	(81)	(4,247)	(210)	(274)	(4,741)	(5,126)
Net charge-offs (recoveries)	$615	$(27)	$(4,162)	$(188)	$(168)	$(3,762)	$(1,618)
Net charge-offs (recoveries) as a percent of average gross loans and leases (annualized)	0.10%	—%	(0.73)%	(0.03)%	(0.03)%	(0.16)%	(0.07)%
Annualized charge-offs (recoveries) as a percent of average gross loans and leases, excluding average net PPP loans	0.10%	—%	(0.74)%	(0.03)%	(0.03)%	(0.16)%	(0.08)%
Average PPP loans outstanding, net	$2,133	$4,505	$11,650	$20,935	$52,923	$9,740	$152,264

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Total capital to risk-weighted assets	11.26%	11.66%	11.56%	11.87%	10.82%
Tier I capital to risk-weighted assets	9.20%	9.48%	9.34%	9.27%	8.94%
Common equity tier I capital to risk-weighted assets	8.79%	9.04%	8.90%	8.81%	8.55%
Tier I capital to adjusted assets	9.17%	9.34%	9.19%	9.09%	8.94%
Tangible common equity to tangible assets	7.98%	8.06%	8.16%	8.14%	8.34%
Tangible common equity to tangible assets, excluding net PPP loans	7.98%	8.07%	8.19%	8.20%	8.42%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Commercial real estate:
Commercial real estate - owner occupied	$268,354	$265,989	$258,375	$254,237	$235,589
Commercial real estate - non-owner occupied	687,091	657,975	651,920	656,185	661,423
Land development	50,803	49,458	42,545	40,092	42,792
Construction	167,948	162,051	203,913	200,472	179,841
Multi-family	350,026	332,782	314,392	302,494	320,072
1-4 family	17,728	16,678	17,335	16,198	14,911
Total commercial real estate	1,541,950	1,484,933	1,488,480	1,469,678	1,454,628
Commercial and industrial	841,178	788,983	741,363	720,695	730,819
Direct financing leases, net	12,149	11,109	13,718	14,551	15,743
Consumer and other:
Home equity and second mortgages	6,761	5,413	5,132	4,523	4,223
Other	41,177	40,710	42,387	43,066	35,518
Total consumer and other	47,938	46,123	47,519	47,589	39,741
Total gross loans and leases receivable	2,443,215	2,331,148	2,291,080	2,252,513	2,240,931
Less:
Allowance for loan and lease losses	24,230	24,143	24,104	23,669	24,336
Deferred loan fees	149	448	980	1,264	1,523
Loans and leases receivable, net	$2,418,836	$2,306,557	$2,265,996	$2,227,580	$2,215,072

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Non-interest-bearing transaction accounts	$537,107	$564,141	$544,507	$600,987	$589,559
Interest-bearing transaction accounts	576,601	461,883	466,785	539,492	530,225
Money market accounts	698,505	742,545	731,718	806,917	754,410
Certificates of deposit	153,757	160,655	114,000	63,977	54,091
Wholesale deposits	202,236	158,321	12,321	12,321	29,638
Total deposits	$2,168,206	$2,087,545	$1,869,331	$2,023,694	$1,957,923

PRIVATE WEALTH OFF BALANCE SHEET COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Trust assets under management	$2,483,811	$2,332,448	$2,386,637	$2,636,896	$2,711,760
Trust assets under administration	176,225	160,171	167,095	197,160	208,954
Total trust assets	$2,660,036	$2,492,619	$2,553,732	$2,834,056	$2,920,714

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Common stockholders’ equity	$248,648	$241,012	$237,931	$233,059	$232,422
Goodwill and other intangible assets	(12,159)	(12,218)	(12,262)	(12,184)	(12,268)
Tangible common equity	$236,489	$228,794	$225,669	$220,875	$220,154
Common shares outstanding	8,362,085	8,432,048	8,474,699	8,488,585	8,457,564
Book value per share	$29.74	$28.58	$28.08	$27.46	$27.48
Tangible book value per share	28.28	27.13	26.63	26.02	26.03

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
“Tangible common equity to tangible assets” is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Common stockholders’ equity	$248,648	$241,012	$237,931	$233,059	$232,422
Goodwill and other intangible assets	(12,159)	(12,218)	(12,262)	(12,184)	(12,268)
Tangible common equity	$236,489	$228,794	$225,669	$220,875	$220,154
Total assets	$2,976,611	$2,850,802	$2,777,016	$2,724,082	$2,652,905
Goodwill and other intangible assets	(12,159)	(12,218)	(12,262)	(12,184)	(12,268)
Tangible assets	$2,964,452	$2,838,584	$2,764,754	$2,711,898	$2,640,637
Tangible common equity to tangible assets	7.98%	8.06%	8.16%	8.14%	8.34%
Period-end net PPP loans	506	2,324	8,172	18,206	27,297
Tangible assets, excluding net PPP loans	$2,963,946	$2,836,260	$2,756,582	$2,693,692	$2,613,340
Tangible common equity to tangible assets, excluding net PPP loans	7.98%	8.07%	8.19%	8.20%	8.42%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on foreclosed properties, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Total non-interest expense	$21,167	$20,028	$19,456	$18,823	$17,531	$79,474	$71,535
Less:
Net loss on foreclosed properties	22	7	8	12	7	49	15
Amortization of other intangible assets	—	—	—	—	2	—	25
SBA recourse provision (benefit)	(322)	96	114	(76)	(122)	(188)	(76)
Contribution to First Business Charitable Foundation	809	—	—	—	—	809	—
Tax credit investment impairment recovery	—	—	(351)	—	—	(351)	—
Total operating expense (a)	$20,658	$19,925	$19,685	$18,887	$17,644	$79,155	$71,571
Net interest income	$27,452	$25,884	$23,660	$21,426	$20,924	$98,422	$84,662
Total non-interest income	6,973	8,197	6,872	7,386	7,569	29,428	28,100
Less:
Bank-owned life insurance claim	809	—	—	—	—	809	—
Net gain on sale of securities	—	—	—	—	—	—	29
Adjusted non-interest income	6,164	8,197	6,872	7,386	7,569	28,619	28,071
Total operating revenue (b)	$33,616	$34,081	$30,532	$28,812	$28,493	$127,041	$112,733
Efficiency ratio	61.45%	58.46%	64.47%	65.55%	61.92%	62.31%	63.49%

Pre-tax, pre-provision adjusted earnings (b - a)	$12,958	$14,156	$10,847	$9,925	$10,849	$47,886	$41,162
Less:
PPP fee income	3	61	196	249	892	509	7,312
PPP loan interest income	5	11	29	52	134	97	1,524
Pre-tax, pre-provision adjusted earnings, excluding PPP	$12,950	$14,084	$10,622	$9,624	$9,823	$47,280	$32,326
Average total assets	$2,867,475	$2,758,961	$2,716,707	$2,666,241	$2,612,905	$2,752,916	$2,605,008
Less:
Average net PPP loans	2,133	4,505	11,650	20,935	52,923	9,740	152,264
Adjusted average total assets	$2,865,342	$2,754,456	$2,705,057	$2,645,306	$2,559,982	$2,743,176	$2,452,744
Pre-tax, pre-provision adjusted return on average assets	1.81%	2.05%	1.60%	1.49%	1.66%	1.74%	1.58%
Pre-tax, pre-provision adjusted return on average assets, excluding PPP	1.81%	2.05%	1.57%	1.46%	1.53%	1.72%	1.32%

ADJUSTED NET INTEREST MARGIN
“Adjusted Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less average net PPP loans, if any, and other recurring, but volatile, components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest income	$38,319	$31,786	$27,031	$24,235	$23,576	$121,371	$95,995
Interest expense	10,867	5,902	3,371	2,809	2,652	22,949	11,333
Net interest income (a)	27,452	25,884	23,660	21,426	20,924	98,422	84,662
Less:
Fees in lieu of interest	1,318	807	1,865	1,293	1,700	5,283	11,160
PPP loan interest income	5	11	29	52	134	97	1,524
FRB interest income and FHLB dividend income	613	445	279	188	179	1,525	741
Adjusted net interest income (b)	$25,516	$24,621	$21,487	$19,893	$18,911	$91,517	$71,237
Average interest-earning assets (c)	$2,649,149	$2,582,945	$2,551,180	$2,525,272	$2,472,013	$2,577,492	$2,460,509
Less:
Average net PPP loans	2,133	4,505	11,650	20,935	52,923	9,740	152,264
Average FRB cash and FHLB stock	50,522	45,351	46,334	44,577	71,939	46,708	76,880
Average non-accrual loans and leases	3,591	4,416	5,429	6,195	6,796	5,011	14,172
Adjusted average interest-earning assets (d)	$2,592,903	$2,528,673	$2,487,767	$2,453,565	$2,340,355	$2,516,033	$2,217,193
Net interest margin (a / c)	4.15%	4.01%	3.71%	3.39%	3.39%	3.82%	3.44%
Adjusted net interest margin (b / d)	3.94%	3.89%	3.45%	3.24%	3.23%	3.64%	3.21%